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                                                               Exhibit 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Radian Technology, Inc. 1987 Stock Option Plan of our report dated February 29, 1996, except for the first paragraph of Note 2 as to which the date is August 26, 1996, with respect to the consolidated financial statements and schedule of REMEC, Inc. by reference in its Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.

                                        /S/ ERNST & YOUNG, LLP

San Diego, California
March 19, 1997